Exhibit 10.7

                              CONSULTING AGREEMENT

     This Consulting Agreement is dated the 10th day of March, 1999, by and between Tech Laboratories, Inc., a New Jersey corporation with its principal place of business located at 955 Belmont Avenue, North Haledon, New Jersey 07508 (the "Company") and Mint Corporation, consultant, with its principal place of business located at 211 Park Avenue, Hicksville, New York 11801 (the "Consultant").

                                   AGREEMENTS

     1. Consulting Services. The Consultant will advise and consort with the Company on such matters relating to the conduct of the Company's business as the Company may reasonably request, and the Consultant will make available to the Company its knowledge, skill, and expertise concerning the Company's business and all information pertaining thereto, during the period from March 10, 1999, through March 10, 2000 (the "Service Period").

     2. The Consultant, having served in the financial community for more than twenty-five years, will draw on the experience and associations at such time, to introduce the Company's story as it exists today, and in the future, to the financial community.

     3. The parties acknowledge that such consulting services will be performed by the Consultant in his capacity as an independent contractor, and that the Consultant shall not otherwise be considered to be an employee, agent, or other representative of the Company.

     4. Compensation. The Company agrees to issue and deliver to the Consultant for undertaking this engagement and for good and valuable consideration:

          (a) 25,000 shares of Tech Labs common stock on the date of this Agreement, from the Company's 504 Offering.

          (b) 37,500 shares of Tech Labs common stock 90 days from the date of this Agreement, from a proposed Regulation A Offering.

          (c) 37,500 shares of Tech Labs common stock 120 days from the date of this Agreement, from a proposed Regulation A Offering.

          (d) The Company agrees to issue and deliver to the Consultant for undertaking this engagement and for good and valuable consideration, the form of 200,000 options (the "Options"), 120 days after the signing of this Agreement, entitling the Consultant the right to purchase shares of the Company's common stock at a designated price of $1.25 for the first 100,000 options and $1.75 for the second 100,000 options. The term of these Options shall be 2 years, commencing with the issuing of the Options.

     5. Disclaimer. The Consultant covenants and represents that he has no previous interest in, or claim to, any of the procedures, technical data, customer lists, patents, trade secrets, practices, trademarks, or tradenames relating to the Company's business.


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     6. The  Consultant  recognizes  and  acknowledges  that he will not use any private, confidential, or inside information in telling the Company's story to "Wall Street."

     7. Termination. This Agreement may be terminated by the Company with 10 days' notice. Only compensation earned by the Consultant at time of termination will be credited to the Consultant.

     8. Agreement. This Agreement supersedes all previous agreements, written or oral, relating to the Consultant's services to the Company hereunder and constitutes the entire agreement between the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year herein above first set forth.

                                          Company: Tech Laboratories, Inc.



Date:        3/10/99                      By: /s/
                                              ----------------------------------
                                                 Bernard M. Ciongoli, President




                                              Consultant:  Mint Corporation



Date:        3/10/99                      By: /s/
                                              ----------------------------------
                                                 Richard Kandel